UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-206097	35-2521028
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Floor 13th, Building 1, Block B, Zhihui Square,

Nanshan District, Shenzhen City, China 518000

(Address of Principal Executive Offices) (Zip Code)

(86) 755 86961 405

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective February 8, 2017, Management of Addentax Group Corp. regrets that it has to report the death of Mr. Wu Linrui who served in the position of President, Secretary, Treasurer and as a Director. Mr. Wu served in these positions since December 28, 2016. The Company extends its condolences to his family.

Mr. Yu Keying, currently serving as a Director, has replaced him in the positions of President, Secretary and Treasurer.

Yu Keying: President, Secretary, Treasurer

From July 1986 to present, Mr. Yu has worked in Shenzhen Mailang Garments Co. Ltd as Manager. Shenzhen Mailang Garments Co. Ltd is an enterprise responsible for developing, producing and selling garments of two main leisure men’s brands called Mylooo and Tannoy covering T-shirts, sweaters, windbreaker and other product lines. There are numbers of sales outlets in Guangzhou, Beijing, Shanghai, Hong Kong, Taiwan and other overseas market. Mr Yu has been responsible for company operations related to product development and sales management.

Mr.Yu also served as President, Secretary, Treasurer and as a Director of Addentax Group Corp. from November 21, 2016 until December 28, 2016.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2017

Addentax Group Corp

/s/ Yu Keying
Yu Keying
President, Secretary, Chief Executive Officer, Director